Exhibit 10.1
Certain identified information has been omitted from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. [***] indicates that information has been omitted.
AMENDMENT NO. 1 TO CREDIT AGREEMENT
AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated April 12, 2024 (this “Amendment”), is made by and among ASCEND WELLNESS HOLDINGS, INC., a Delaware corporation (the “Borrower”), the other Loan Parties party hereto, the Lenders party hereto constituting Required Lenders and Acquiom Agency Services LLC, as administrative agent.
RECITALS:
WHEREAS, reference is hereby made to the Credit Agreement, dated as of August 27, 2021 (as supplemented by the Joinder Agreement thereto, dated as of May 18, 2022 and the Second Joinder Agreement thereto, dated as of June 30, 2022, and as otherwise amended, amended and restated, supplemented or otherwise modified from time to time prior to the Effective Date, the “Credit Agreement”, and as amended by this Amendment, the “Amended Credit Agreement”), by and among the Borrower, the Lenders from time to time party thereto, and Acquiom Agency Services LLC, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”). Capitalized terms used but not defined herein having the meaning provided in the Amended Credit Agreement;
WHEREAS, the Borrower has requested that the Lenders consent to certain amendments to the Credit Agreement on the terms set forth herein, which amendments are permitted with the consent of the Required Lenders;
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1.Credit Agreement Amendment. With effect from the Effective Date (as defined below), each of the parties hereto agrees that the Credit Agreement shall be amended as follows:
(a)Section 1.01 of the Credit Agreement is hereby amended to add the following new defined terms in the appropriate alphabetical order:
“Auction Agent” means (a) the Placement Agent or any of its Affiliates or (b) any other financial institution or advisor engaged by the Borrower (whether or not an Affiliate of the Placement Agent) to act as an arranger in connection with any auction pursuant to a Dutch Auction; provided that the Borrower shall not designate the Placement Agent as the Auction Agent without the written consent of the Placement Agent (it being understood that the Placement Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that none of the Borrower nor any of its Affiliates may act as the Auction Agent.
“Auction Amount” has the meaning specified in the definition of “Dutch Auction”.
“Auction Notice” has the meaning specified in the definition of “Dutch Auction”.
“Auction Party” has the meaning specified in the definition of “Dutch Auction”.
“Auction Response Date” has the meaning specified in the definition of “Dutch Auction”.
“Dutch Auction” means an auction (an “Auction”) conducted by the Borrower or any of its Subsidiaries (an “Auction Party”) in order to purchase and retire Loans in accordance with the following procedures or other procedures mutually acceptable to the Borrower, the Auction Agent and the Administrative Agent; provided that no Auction Party shall initiate any Auction unless (I) at least five Business Days have passed since the consummation of the most recent purchase of Loans pursuant to an Auction conducted hereunder; or (II) at least three Business Days have passed since the date of the last Auction which was withdrawn:
(1)Notice Procedures. In connection with any Auction, the Auction Party will provide notification to the Auction Agent (for distribution to the relevant Lenders) of the Loans that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Auction Agent and shall (i) specify the maximum aggregate principal amount of the Loans subject to the Auction, in a minimum amount of $5,000,000 and whole increments of $1,000,000 in excess thereof (or, in any case, such lesser amount of such Loans then outstanding or which is otherwise reasonably acceptable to the Auction Agent and the Administrative Agent (if different from the Auction Agent)), which maximum amount may vary depending upon the ultimate Applicable Price (as defined below) within a range as set forth in the Auction Notice (the “Auction Amount”), (ii) specify the discount to par (which may be a range (the “Discount Range”) of percentages of the par principal amount of the Loans subject to such Auction) that represents the range of purchase prices that the Auction Party would be willing to accept in the Auction, (iii) certify that none of such Auction Party nor any Loan Party or their respective Subsidiaries are in possession of or are aware of any non-public information with respect to the Borrower or its Subsidiaries or any of their respective securities of the type that would have a material effect upon, or otherwise be material to, an assigning Lender’s decision to assign Loans that have not been disclosed to the Auction Agent and the Lenders, (iv) be extended to each Lender on a pro rata basis and (v) remain outstanding through the Auction Response Date. The Auction Agent will promptly provide each Lender with a copy of the Auction Notice and a form of the Return Bid to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the date specified in the Auction Notice (or such later date as the Auction Party may agree with the reasonable consent of the Auction Agent) (the “Auction Response Date”).
(2)Reply Procedures. In connection with any Auction, each Lender may, in its sole discretion, participate in such Auction and may provide the Auction Agent with a notice of participation (the “Return Bid”), which shall be in a form reasonably acceptable to the Auction Agent, and shall specify (i) a discount to par (that must be expressed as a price at which it is willing to sell all or any portion of such Loans) (the “Reply Price”), which (when expressed as a percentage of the par principal amount of such Loans) must be within the Discount Range, and (ii) a principal amount of such Loans to be offered for purchase, which must be in whole increments of $1,000,000 (or, in any case, such lesser amount of such Loans of such Lender then outstanding or which is otherwise reasonably acceptable to the Auction Agent) (the “Reply Amount”). Lenders may submit only one Return Bid per Auction, but each Return Bid may contain up to three bids, only one of which may result in a Qualifying Bid. In addition to the Return Bid, the participating Lender must execute and deliver an Assignment and Acceptance, to be held in escrow by the Auction Agent, with the dollar amount of the Loans to be assigned to be left in blank, which amount shall be completed by the Auction Agent in accordance with the final determination of such Lender’s Qualifying Bid pursuant to clause (3) below. Any Lender whose Return Bid is not received by the Auction Agent by the Auction Response Date shall be deemed to have declined to participate in the relevant Auction with respect to all of its Loans.

(3)Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Agent prior to the applicable Auction Response Date, the Auction Agent, in consultation with the Auction Party, will determine the applicable price (the “Applicable Price”) for the Auction, which will be the lowest Reply Price for which the Auction Party can complete the Auction at the applicable Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow the Auction Party to complete a purchase of the entire applicable Auction Amount (any such Auction, a “Failed Auction”), the Auction Party shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Price equal to the highest Reply Price. The Auction Party shall purchase the relevant Loans (or the respective portions thereof) from each Lender with a Reply Price that is equal to or lower than the Applicable Price (“Qualifying Bids”) at the Applicable Price; provided that if the aggregate proceeds required to purchase all Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Auction Party shall purchase such Loans at the Applicable Price ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Auction Agent in its discretion). If a Lender has submitted a Return Bid containing multiple bids at different Reply Prices, only the bid with the lowest Reply Price that is equal to or less than the Applicable Price will be deemed to be the Qualifying Bid of such Lender (e.g., with respect to an Applicable Price of $100 with a 1.0% discount to par, a Lender’s Reply Price of $100 with a discount to par of 2.0% will not be deemed to be a Qualifying Bid if such Lender also submitted a Reply Price of $100 with a discount to par of 2.50%, which would be deemed to be a Qualifying Bid). The Auction Agent shall promptly, and in any case within five Business Days following the Auction Response Date, notify (I) the Borrower of the respective Lenders’ responses to such solicitation, the effective date of the purchase of Loans pursuant to such Auction, the Applicable Price and the aggregate principal amount of the Loans to be purchased pursuant to such Auction, (II) each participating Lender of the effective date of the purchase of Loans pursuant to such Auction, the Applicable Price and the aggregate principal amount of Loans to be purchased at the Applicable Price on such date, (III) each participating Lender of the aggregate principal amount of the Loans of such Lender to be purchased at the Applicable Price on such date and (IV) if applicable, each participating Lender of any rounding and/or proration pursuant to the second preceding sentence. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The Auction Agent (if such Auction Agent is not the Administrative Agent) will notify the Administrative Agent of the aggregate principal amount of the Loans of each participating Lender to be purchased, the Applicable Price therefor, and the effective date of such purchase.
(4)Additional Procedures.
(A)In connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender (each, a “Qualifying Lender”) will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Price.
(B)To the extent not expressly provided for herein, each purchase of Loans pursuant to an Auction shall be consummated pursuant to procedures consistent with the provisions in this definition,

established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.
(C)In connection with any Auction, the Borrower and the Lenders agree that the Auction Agent may require as a condition to any Auction the payment of customary fees and expenses by the Auction Party in connection therewith as agreed between the Auction Party and the Auction Agent.
(D)Notwithstanding anything in any Loan Document to the contrary, for purposes of this definition, each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon the Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.
(E)The Borrower and the Lenders agree that the Auction Agent may perform any and all of its duties under this definition by itself or through any Affiliate of the Auction Agent and expressly consent to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any purchase of Loans provided for in this definition as well as activities of the Auction Agent.
(b)Section 9.04 of the Credit Agreement is hereby amended to add the following new clause (h) at the end thereof:
(h)     Dutch Auctions. Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Loans to the Borrower or any of its Subsidiaries (but not any Affiliates thereof) on a non-pro rata basis through Dutch Auctions open to all Lenders; provided, that:
(i)any Loans purchased by the Borrower or any of its Subsidiaries shall be retired and cancelled immediately upon the acquisition thereof; provided that upon any such retirement and cancellation, the aggregate outstanding principal amount of the Loans shall be deemed reduced by the full par value of the aggregate principal amount of the Loans so retired and cancelled; and
(ii)in connection with any such assignment, no Event of Default shall exist at the time of such acceptance of bids for the Dutch Auction.

SECTION 2.Costs and Expenses. The Borrower shall reimburse the Administrative Agent, the Collateral Agent, the Placement Agent and the Lenders for all reasonable and documented legal fees and other reasonable out-of-pocket expenses incurred in connection with this Amendment.
SECTION 3.Effective Date. This Amendment shall be effective (the “Effective Date”) upon satisfaction of each of the conditions set forth below:
(a)this Amendment shall have been executed by the Borrower, the other Loan Parties, the Administrative Agent and the Lenders constituting Required Lenders, and counterparts hereof as so executed shall have been delivered to the Administrative Agent;
(b)the representations and warranties of the Loan Parties contained herein or in the other Loan Documents, after giving effect to this Amendment, shall be true and correct in all material respects (or in all respects if any such representation or warranty is already qualified by materiality, Material Adverse Effect or other similar language) on and as of the Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which event such representations and warranties shall be true and correct in all material respects (or in all respects if any such representation or warranty is qualified per its terms by materiality, Material Adverse Effect or other similar language) as of such earlier date;
(c)no Default or Event of Default has occurred and is continuing, nor shall any Default or Event of Default exist immediately after giving effect to the effectiveness of this Amendment; and
(d)the Borrower shall have paid all fees, costs and expenses required to be reimbursed pursuant to Section 2 above.
SECTION 4.Representations and Warranties. The Borrower and each other Loan Party represents and warrants to the Administrative Agent, the Collateral Agent and the Lenders on the date hereof that:
(a)the execution, delivery and performance of this Amendment is within its corporate or other organizational powers and has been duly authorized by all necessary corporate or other organizational action of it;
(b)this Amendment has been duly executed and delivered by it and is a legal, valid and binding obligation of it, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and dealing; and
(c)the representations and warranties of the Loan Parties contained herein or in the other Loan Documents, after giving effect to this Amendment, are true and correct in all material respects (or in all respects if any such representation or warranty is already qualified by materiality, Material Adverse Effect or other similar language) on and as of the Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which event such representations and warranties are true and correct in all material respects (or in all respects if any such representation or warranty is qualified per its terms by materiality, Material Adverse Effect or other similar language) as of such earlier date.
SECTION 5.Reaffirmation. Each Loan Party consents to the amendment of the Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Credit Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case, as amended by this Amendment. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms (i) the existing security interests granted in favor of the Collateral Agent for the benefit of, among others, the Lenders pursuant to the Loan Documents in the Collateral described therein, which security interests shall continue in full force and effect after giving effect to this Amendment to secure the Obligations as and to the extent provided in the Loan Documents and (ii) its obligations under the Guaranty Agreement shall remain in full force and effect after giving effect to this Amendment and the obligations under this Amendment constitute “Obligations” included within the Guarantee in accordance with the terms therein.
SECTION 6.Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except as permitted by Section 9.02 of the Credit Agreement.
SECTION 7.Entire Agreement. This Amendment and the other Loan Documents constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. On and after the Effective Date, each reference in the Credit Agreement to “this Amendment,” “hereunder,” “hereof” or words of like import referring the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean a reference to the Amended Credit Agreement.
SECTION 8.Governing Law and Waiver of Right to Trial by Jury.
(a)THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF, OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)The jurisdiction, waiver of venue, waiver of defense of illegality, service of process and waiver of right to trial by jury provisions in Section 9.09(b) through (e) and Section 9.10 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.
SECTION 9.Severability. To the extent permitted by law, any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 10.Counterparts; Electronic Signature. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 11.Loan Document; No Novation. On and after the Effective Date, this Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents (it being understood that for the avoidance of doubt this Amendment may be amended or waived solely by the parties hereto as set forth in Section 6 above). This Amendment shall not constitute a novation of the Credit Agreement or any of the Loan Documents.
SECTION 12.Lender Direction. Each Lender, by their execution hereof, hereby authorizes and directs the Administrative Agent to execute and deliver this Amendment on the date hereof.
[signature pages to follow]

IN WITNESS WHEREOF, each of the undersigned has caused this amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ASCEND WELLNESS HOLDINGS, INC.,
as the Borrower

By:	/s/ John Hartmann
Name:	John Hartmann
Title:	Chief Executive Officer

[***]
as a Guarantor

ACQUIOM AGENCY SERVICES LLC,
as the Administrative Agent

By:	/s/ Shon McCraw-Davis
Name:	Shon McCraw-Davis
Title:	Director

[***]
as a Lender